Exhibit (p)(23)



                              [LOGO] Janus Capital
                                             Group



                               JANUS ETHICS RULES

              "Discovering Winning Opportunities for our Investors"



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                     PERSONAL TRADING CODE OF ETHICS POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY



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                              REVISED March 1, 2006
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                                Table of Contents
DEFINITIONS....................................................................4

INTRODUCTION...................................................................7

PERSONAL TRADING CODE OF ETHICS................................................8

OVERVIEW.......................................................................8

GUIDING PRINCIPLES.............................................................8

CAUTION REGARDING PERSONAL TRADING ACTIVITIES..................................8

COMMUNICATIONS WITH INDEPENDENT TRUSTEES.......................................9

GENERAL PROHIBITIONS...........................................................9

TRANSACTIONS IN COMPANY SECURITIES............................................10

   WINDOW PERIODS FOR COMPANY SECURITY TRADES.................................10
   PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES............................11

TRANSACTIONS IN JANUS FUNDS...................................................11

   BAN ON SHORT-TERM TRADING PROFITS..........................................11

TRANSACTIONS IN COVERED SECURITIES............................................12

   TRADING RESTRICTIONS.......................................................12
   EXCLUDED TRANSACTIONS......................................................12
   DISCLOSURE OF CONFLICTS....................................................13
   TRADING BAN ON PORTFOLIO MANAGERS..........................................13
   BAN ON IPOS................................................................13
   BLACKOUT PERIOD............................................................13
   SEVEN-DAY BLACKOUT PERIOD..................................................14

PRECLEARANCE PROCEDURES FOR COVERED SECURITIES................................14

   PRE-CLEARANCE PROCESS FOR JNS ACCESS PERSONS...............................14
   PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS.............................15
   FOUR DAY EFFECTIVE PERIOD..................................................16
   PRE-CLEARANCE OF STOCK PURCHASE PLANS......................................16
   SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS........................16
   180 DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS..........................16
   ONE DAY BEST PRICE RULE....................................................16
   THIRTY DAY BEST PRICE RULE.................................................17
   SHORT SALES................................................................17
   HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS........................17

REPORTING REQUIREMENTS........................................................17

   ACCOUNT STATEMENTS.........................................................17
   HOLDINGS REPORTS...........................................................18
   PERSONAL SECURITIES TRANSACTION REPORTS....................................18
   NON-INFLUENCE AND NON-CONTROL ACCOUNTS.....................................19

OTHER REQUIRED FORMS..........................................................19

   ACKNOWLEDGMENT OF RECEIPT FORM.............................................19
   ANNUAL CERTIFICATION FORM..................................................19


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   INVESTMENT PERSONS QUARTERLY TRANSACTION FORM..............................20
   TRUSTEE REPRESENTATION FORM................................................20

GIFT POLICY...................................................................20

GIFT GIVING...................................................................20

GIFT RECEIVING................................................................20

CUSTOMARY BUSINESS AMENITIES..................................................21

REPORTING REQUIREMENTS........................................................21

GIFT / ENTERTAINMENT POLICY FOR INVESTMENT PERSONNEL..........................21

REPORTING REQUIREMENTS........................................................21

REPORTING REQUIREMENTS........................................................22

OUTSIDE EMPLOYMENT POLICY.....................................................22

PENALTY GUIDELINES............................................................22

SUPERVISORY AND COMPLIANCE PROCEDURES.........................................23

SUPERVISORY PROCEDURES........................................................24

   PREVENTION OF VIOLATIONS...................................................24
   DETECTION OF VIOLATIONS....................................................24

COMPLIANCE PROCEDURES.........................................................24

   REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS..............................24
   ANNUAL REPORTS.............................................................25

RECORDS.......................................................................25

   INSPECTION.................................................................26
   CONFIDENTIALITY............................................................26
   FILING OF REPORTS..........................................................26

THE ETHICS COMMITTEE..........................................................26

   MEMBERSHIP OF THE COMMITTEE................................................26
   COMMITTEE MEETINGS.........................................................26
   SPECIAL DISCRETION.........................................................27

GENERAL INFORMATION ABOUT THE ETHICS RULES....................................27

DESIGNEES.....................................................................27

ENFORCEMENT...................................................................27

INTERNAL USE..................................................................28

APPENDIX A....................................................................29

APPENDIX B....................................................................33



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                               JANUS ETHICS RULES

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                                  DEFINITIONS
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The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1. "Access Person" shall mean:

         1)       Any Trustee, Director, Officer or Advisory Person of Janus

         2) Any employee of Janus or other person who provides advice on behalf of Janus and is subject to the supervision and control of Janus who has access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of the Janus Funds, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic

         3) Any other persons designated by the Ethics Committee as having access to current trading information.

2. "Advisory Person" shall mean:

         1) Any employee of Janus Funds or Janus who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Janus Funds or for the account of advisory Clients, or whose functions relate to the making of any recommendations with respect to such purchases and sales.

         2) Any natural person in a control relationship to the Janus Funds or Janus who obtains information concerning recommendations made to the Janus Funds or for the account of Clients with regard to the purchase or sale of securities.

3. "Assistant Portfolio Manager" shall mean any person who, in connection with his or her regular functions or duties, assists a Portfolio Manager with the management of a Janus Fund or advisory Client. Assistant Portfolio Managers generally do not execute any independent investment decisions nor do they have final responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client. If in the event an Assistant Portfolio Manager has the ability to independently make investment decisions on behalf of any Janus Fund or advisory Client, then such person will be considered a Portfolio Manager for purposes of these Rules.

4. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is subject to the provisions of Section 16 except that the determination of direct or indirect Beneficial Ownership shall apply to all Covered Securities which an Access Person has or acquires. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

5. "Client(s)" shall mean the Janus Funds and other individual and institutional advisory clients of Janus.

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6.      "Company  Security"  is any security or option  issued by Janus  Capital
        Group Inc ("JNS").

7. "Control" shall have the same meaning as that set forth in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act").

8. "Covered Persons" are all Trustees, Directors, Officers, and full-time, part-time or temporary employees of Janus and Enhanced Investment Technologies LLC (INTECH) and persons working for any of the foregoing on a contract basis.

9. "Covered Securities" generally include all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving securities or index thereof, including an instrument whose value is derived or based on any of the above ("derivative"). Covered Securities also include securities of the Janus Funds (other than money market funds). The term Covered Security includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. The following investments are not Covered Securities:

         1) Shares of registered open-end investment companies (e.g., mutual funds) other than Janus Funds (excluding money market funds) and shares of unit investment trusts that invest exclusively in registered open-end investment companies

         2)       Shares of offshore  open-end mutual funds other than the Janus
                  Funds

         3) Direct obligations of the U.S. government (e.g., Treasury securities) or any derivative thereof

         4)       High-quality   short-term  debt  instruments,   such  as  bank
                  certificates of deposit, banker's acceptances, repurchase agreements, and commercial paper

         5) Insurance contracts, including life insurance or annuity contracts

         6) Direct investments in real estate, private business franchises or similar ventures

         7) Physical commodities (including foreign currencies) or any derivatives thereof

10. "Designated Compliance Representatives" are David Kowalski and Susan Wold or their designee(s).

11. "Designated Legal Representatives" are Bonnie Howe and Kelley Howes or their designee(s).

12.      "Director of Research" is Jim Goff.

13. "Ethics Committee" is comprised of Peter Boucher, Kelley Howes, John Bluher, Andy Iseman, David Kowalski, David Martin, Susan Wold, and Andrea Young.

14. "Independent Trustees" are Outside Trustees who are not "interested persons" of the Janus Funds within the meaning of Section 2(a)(19) of the 1940 Act.

15. "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

16.      "Inside Trustees" are Trustees who are employed by Janus.

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17.      "Interested  Trustees" are Trustees who, due to special  circumstances, are treated by Janus as "interested persons" of the Janus Funds. Interested Trustees are not employed by Janus.

18. "Investment Personnel" shall mean a person who makes or participates in making decisions regarding the purchase or sale of securities by or on behalf of any Client and any person such as an analyst or trader who directly assists in the process. Such employees shall include, but are not limited to, Portfolio Managers, Assistant Portfolio Managers, research analysts, research associates, traders and trade operations personnel. All Investment Personnel are also deemed Access Persons.

19. "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Adviser, Janus Capital Management LLC, Janus Institutional Services LLC, Janus Services LLC, Janus Distributors LLC, Janus Capital International LLC, Janus Holding Corporation, Janus International Holding LLC, Janus International Ltd., Janus International (Asia) Ltd., Janus Capital Trust Manager Ltd., Janus Selection, Janus World Principal Protected Funds, Janus World Funds Plc, and INTECH.

20. "Janus Funds" are Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Adviser, Janus Global Funds SPC, Janus Selection, Janus World Principal Protected Funds, and Janus World Funds Plc and any other mutual fund to which Janus or a control affiliate is a sub-adviser.

21. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended ("1933 Act") pursuant to
         Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 and 506 thereunder. Limited offerings are often referred to as "private placements" and many unregistered investment vehicles such as hedge funds, private equity funds and venture capital funds are offered pursuant these exemptions.

22.      "NASD" is the National Association of Securities Dealers, Inc.

23. "Non-Access Person" is any person that is not an Access Person. If a Non-Access Person is a spouse or an equivalent domestic partner of an Access Person, then the Non-Access Person is deemed to be an Access Person.

24. "Operating Committee" is comprised of John Bluher, Peter Boucher, Erich Gerth, Kelley Howes, David Kowalski, Doug Laird, Frank Lao, Kevin Lindsell, John Mari, David Martin, Girard Miller, Jesper Nergaard, and Andrea Young.

25. "Portfolio Manager" means any person who, in connection with his or her regular functions or duties, has primary responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client.

26.      "Registered Persons" are persons registered with the NASD by JD LLC.

27.      "Restricted Personnel" shall mean:

         1)       Any Independent Director or Officer of JNS.

         2) Any employee who in the ordinary course of his or her business has access either directly or indirectly to material non-public information regarding JNS (such as certain specified members of the JNS internal audit, finance and legal staffs).

         3) Any other persons determined by the Ethics Committee who potentially has access to material non-public information regarding JNS.

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28.      "Security  Held or to be Acquired"  means any Covered  Security  which, within the most recent fifteen (15) days (i) is or has been held by any Client; or (ii) is being or has been considered by any Client for purchase.

29.      "SEC" is Securities and Exchange Commission.

30. "Trustees" are Trustees of Janus Investment Fund, Janus Adviser Series, Janus Adviser and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

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                                  INTRODUCTION
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These  Ethics  Rules  ("Rules")  apply to all Covered  Persons and require  that
Janus' business be conducted in accordance with the highest ethical and legal standards, and in such a manner as to avoid any actual or perceived conflict of interest.

The Rules are intended to ensure that you (i) observe applicable legal (including compliance with applicable state and federal securities laws) and ethical standards in the performance of your duties and in pursuit of Janus' goals and objectives; (ii) at all times place the interests of the Janus Funds and their shareholders, and Clients first; (iii) disclose all actual or potential conflicts (including those between Janus Fund shareholders and JNS public stockholders), should they emerge, to the Operating Council or the Chief Compliance Officer; (iv) adhere to the highest standards of loyalty, candor and care in all matters relating to our Fund Shareholders and Clients; (v) conduct all personal trading, including transactions in Janus Funds, Company Securities and Covered Securities, consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and (vi) not use any material non-public information in securities trading. The Rules also establish policies regarding other matters such as outside employment and the giving or receiving of gifts. The Rules do not cover every issue that may arise, but set out basic principles to guide all personnel. Adherence to the Code is critical to maintaining the integrity, reputation and performance of Janus.

You should note that certain portions of the Rules (such as the rules regarding personal trading) may also apply to others, including certain members of your family.

You are required to read and retain these Rules and to sign and submit an Acknowledgment of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter, you will be required to complete an Annual Certification Form. The Annual Certification Form confirms that (i) you have received, read and asked any questions necessary to understand the Rules; (ii) you agree to conduct yourself in accordance with the Rules; and
(iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

You are also responsible for reporting matters involving violations or potential violations of the Rules or applicable legal and regulatory requirements by JNS personnel of which you may become aware. Reports may be made to your supervisor, Compliance Representative or Legal Representative. You may also make anonymous reports of possible Code violations by calling 1-800-326-LOSS. An Employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an Employee for reporting violations will be subject to appropriate disciplinary action.

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Unless otherwise  defined,  all capitalized terms shall have the same meaning as set forth in the Definitions section.

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                         PERSONAL TRADING CODE OF ETHICS
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                                    OVERVIEW

In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities held or to be acquired by a registered investment company or in the registered investment company itself if such personal transactions are made in contravention of rules the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. In addition, registered investment advisers are required to establish, maintain and enforce written codes of ethics that include certain minimum standards of conduct, including among other things, reporting of personal securities transactions by Access Persons. This Personal Trading Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

The Code applies to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home or certain trusts under which you or such persons are a beneficiary.

                               GUIDING PRINCIPLES

Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the 1940 Act and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect Janus Clients. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities, which are suitable for Janus Clients in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of the Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close a position may become prohibited for some Covered Persons while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. Furthermore, if Janus becomes aware of material non-public information, or if a Client is active


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in a given  security,  some Covered  Persons may find  themselves  "frozen" in a position. Janus will not bear any losses in personal accounts resulting from the application of these Rules.


                    COMMUNICATIONS WITH INDEPENDENT TRUSTEES

As a regular business practice, Janus attempts to keep Independent Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. With regard to specific trading information, the mutual fund holdings disclosure policies and procedures are designed to be in the best interest of the Funds, protect the confidentiality of the Funds' portfolio holdings and to permit disclosure of non-public portfolio holdings where such a disclosure is consistent with the antifraud provisions of the federal laws and a Fund's or adviser's fiduciary duties. It is Janus' policy not to communicate specific trading information and/or advice on specific issues to Independent Trustees (i.e., no information is given on securities for which current activity is being considered for Clients) except in accordance with the mutual funds holdings disclosure policy. For example, in accordance with the mutual funds holdings disclosure policy, Trustees may receive specific information regarding trading activities during their periodic portfolio performance reviews and other reviews of investment department activities and personnel. Any pattern of repeated requests for specific trading information not in accordance with the mutual funds holdings disclosure policy by such Independent Trustees should be reported to the Chief Compliance Officer or the Director of Compliance

                              GENERAL PROHIBITIONS

The following activities are prohibited for applicable Covered Persons (remember, if you work at Janus full-time, part-time, temporarily, on a contract basis or you are a Trustee, you are a Covered Person). Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

Covered Persons may not cause a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a Covered Person would violate this Code by causing a Client to purchase securities owned by the Covered Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling securities in an attempt to protect a personal investment, such as an option on that security.

         1) Covered Persons may not use knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

         2) Covered Persons have an obligation to safeguard material non-public information regarding Janus and its Clients. Accordingly, Covered Persons may not disclose current portfolio transactions made or contemplated for Clients or any other non-public information to anyone outside of Janus, except under Janus' Mutual Fund Holdings Portfolio Disclosure Policy (attached as Exhibit A) and Janus Capital Management LLC Portfolio Holdings Disclosure Policy for Separately Managed Accounts and Commingled Portfolios (attached as Exhibit B).

         3) Covered Persons may not engage in fraudulent conduct in connection with the purchase or sale of Securities Held or to be Acquired by a Client, including without limitation:

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                  (i)      Employing  any device,  scheme or artifice to defraud
                           any Client.

                  (ii) Making any untrue statement of material fact to any Client or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, misleading.

                  (iii) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client.

                  (iv) Engaging in any manipulative practice with respect to any Client.

                  (v) Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

         4) Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Ethics Committee, the Investment Personnel serving as Director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

         5) Covered Persons are also prohibited from engaging in a pattern of transactions in Covered Securities, Company Securities and Janus Funds which are excessively frequent so as to potentially:

                  (i) Impact their ability to carry out their assigned responsibilities.

                  (ii)     Increase  the   possibility  of  actual  or  apparent
                           conflicts.

                  (iii) Violate any provision of the Rules, the Corporate Code of Conduct and Janus Funds' prospectuses.


                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

Restricted Personnel and their related parties (your parents, spouse, minor children and other persons living in your household, as well as you) may, subject to pre-clearance and other limitations under the insider trading policy and unless informed to the contrary, only trade in Company Securities during the Window Period. The Window Period will generally open twenty-four (24) hours after JNS publicly announces its quarterly earnings and will close on the last business day of quarter end. Unless Restricted Personnel have been notified by Compliance to the contrary, no securities trades may take place outside the Window Period.

Non-discretionary transactions in Company Securities (e.g., the acquisition of securities through Janus' ESPP or receiving options in Company Securities as part of a compensation or benefit plan) do not require preclearance.

Covered Persons may not engage in transactions in Company Securities that are speculative in nature. These transactions include, but are not limited to: (i) the writing of a call option and the purchase of a put option if the amount of securities underlying the option exceed the amount of securities you otherwise own; (ii) "sales against the box" (i.e., selling of borrowed securities when you own sufficient shares to cover the sale); and (iii) transacting in the securities of any entity with which Janus is discussing business matters.

INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.

PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES

To  pre-clear  a trade,  Restricted  Persons  must  submit a Company  Securities
Pre-Clearance Form to Compliance through Janus' web-based Personal Trading Application ("P*Trade"). The Director of Compliance or such other Compliance or Legal Representative shall discuss the transaction with Janus' General Counsel, Chief Financial Officer or Chief Compliance Officer. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. Prior clearance is in effect for four business days from and including the day of first notification to execute the trade unless revoked by Janus prior to the expiration of the four business day period.

                           TRANSACTIONS IN JANUS FUNDS

No Covered Person (including Trustees) shall engage in excessive trading or market timing activities with respect to any Janus Fund (excluding taxable and tax-exempt money market funds). For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same Janus Fund in excess of four "round trips" per rolling 12-month period. A "round trip" is a redemption out of a Janus Fund (by any means) followed by a purchase back into the same Janus Fund (by any means).

Covered Persons are also required to notify Compliance of each Janus Fund account in which they have Beneficial Ownership (see Reporting Requirements below). Covered Persons are subject to any redemption fees charged by the Janus Funds.

BAN ON SHORT-TERM TRADING PROFITS

Covered Persons (including Trustees) shall disgorge any profits realized in the purchase and sale of the same Janus Fund (excluding taxable and tax-exempt money market funds) within ninety (90) calendar days. Accordingly, if you sell a Janus Fund within ninety (90) calendar days of purchasing it, you will be required to disgorge any profit made. Transactions will be matched with any opposite transaction within the most recent ninety (90) calendar days. The ninety (90) day holding period does not apply to written systematic purchase or sale plans such as payroll deduction, automatic monthly investment, or 401(k) contributions. However, it does apply to all other non-systematic transactions such as periodic rebalancing. Any disgorgement of profits required under this provision shall be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may grant exceptions to this ninety (90) day holding period as a result of death, disability or other special circumstances.

                       TRANSACTIONS IN COVERED SECURITIES

TRADING RESTRICTIONS

The trading restrictions of the Code apply to all direct and indirect acquisitions and dispositions of Covered Securities, whether by purchase, sale, stock purchase plan, gift, inheritance or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security (excluding Janus Funds; trading restrictions for Janus Funds are noted above) Beneficially Owned by a Covered Person. Independent Trustees and Interested Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Janus Funds and Client investments. Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a portfolio manager that conflict with that manager's own Clients, disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.

For trading restrictions applicable to Janus Funds, please see Transactions in Janus Funds above.

EXCLUDED TRANSACTIONS

Some  or all of the  trading  restrictions  listed  below  do not  apply  to the
following  transactions;   however,  these  transactions  must  be  reported  to
Compliance (see Reporting Requirements):

1.      Tender offer transactions are exempt from all trading restrictions.

2. The acquisition of Covered Securities through an employer retirement plan such as 401(k) Plan or stock purchase plans is exempt from all trading restrictions except pre-clearance, the trading ban on Portfolio Managers, and the seven day rule. (Note: the sales of securities acquired through a stock purchase plan are subject to all of the trading restrictions of the Code.)

3. The acquisition of securities through stock dividends, automatic dividend reinvestment plans, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, is exempt from all trading restrictions.

4. An Approved Non-Influence and Non-Control Account. See Non-Influence and Non-Control Account section of this Code. Please note that these accounts are subject to the reporting requirements and to the pre-clearance requirements for Trades in Company Securities for Restricted Employees.

5. The acquisition of securities by gift or inheritance is exempt from all trading restrictions. (Note: the sales of securities acquired by gift or inheritance are subject to all trading restrictions of the Code.)

6. Transactions in Covered Securities that are gifted (except for gifts intended as political contributions) to charitable organizations are exempt from all trading restrictions. Note this exception does not apply to Company Securities.

DISCLOSURE OF CONFLICTS

If an Investment Person is planning to invest or make a recommendation to invest in securities for a Client, and such person has a material interest in the security or issuer of the security, such person must first disclose such interest to his or her manager. The manager shall conduct an independent review of the recommendation to purchase the security for the Client. The manager may review the recommendation only if he or she has no material interest in the security or issuer of the security. A material interest is Beneficial Ownership of any security (including derivatives, options, warrants or rights), offices, directorships, significant contracts, interests or relationships that are likely to affect such person's judgment.

Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for a Client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a research analyst has a duty to provide to Janus any material; public information that comes from the company about such security in his or her possession. As a result, Investment Personnel should confirm that a research note regarding such information is on file prior to trading in the security, or if not, should disclose the information to his or her manager or the appropriate portfolio manager.

TRADING BAN ON PORTFOLIO MANAGERS

Portfolio Managers are generally prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including pre-clearance:

1. The purchase or sale of Non-Covered Securities, Company Securities or Janus Funds.

2.      The sale of any security that is not held by any Client.

3. The sale of any security in order to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses.

4. The purchase or sale of any security that is not a permissible investment for any Client.

BAN ON IPOS

Covered Persons (except Independent Trustees and Interested Trustees) may not purchase securities in an IPO (excluding secondary, fixed-income and convertible securities offerings). Such securities may be purchased or received, however, when the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the Covered Person except in connection with a shareholder vote. (Note: any securities or transactions that fall outside the scope of this prohibition are subject to all applicable trading restrictions.)

BLACKOUT PERIOD

No Access Person may engage in a transaction in a Covered Security when such person knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked by Compliance as part of the pre-clearance process. Preclearance may be given when any pending Client order is completely executed or withdrawn.

SEVEN-DAY BLACKOUT PERIOD

Investment Personnel may not trade in a Covered Security within seven (7) calendar days after a trade in that security has been made on behalf of any Janus Fund or Client.

                 PRECLEARANCE PROCEDURES FOR COVERED SECURITIES

Access Persons (except Independent Trustees and Interested Trustees) must obtain pre-clearance prior to engaging in any personal transaction in Covered Securities, unless such transaction meets one of the Excluded Transactions provisions note above. A Personal Trading Pre-clearance Form must be submitted to Compliance through P*Trade. The Pre-clearance Form should indicate securities being purchased in a Limited Offering Compliance shall promptly notify the person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When pre-clearance has been approved, the person then has four (4) business days from and including the day of first notification to execute the trade.

Investment personnel who have been authorized to acquire securities in a Limited Offering or who hold such securities must disclose that investment to the Director of Research when they are involved in a Client's consideration of an investment in that issuer, and the Client's decision to purchase such security must be independently reviewed and approved by the Chief Investment Officer or Director of Research provided such person have no personal interest in the issuer.

PRE-CLEARANCE PROCESS FOR JNS ACCESS PERSONS

General pre-clearance shall be obtained by all Access Persons from an authorized person from each of the following:

1. A designated Legal or Compliance Representative will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Pre-clearance Form. Such approval shall not be required for sales of securities not held by any Clients.

2. A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Janus Client (excluding INTECH Clients).

3. The Director of Compliance or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

4. Trades by Investment Personnel employed by JNS may not be pre-cleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following approvals.

        1) Investment Personnel must send an email to all Portfolio Managers, Research Analysts and Traders requesting pre-clearance with a detailed analysis (i.e., describe company's business, valuation and investment rationale) as to why they are requesting the transaction and why it is not appropriate for Clients. This will start the clock for the Seven (7) Day Blackout Period.

        2) If, on the seventh (7th) calendar day after the Investment Person sent the email to the group and no one objected to the trade and no trades in that security occurred on behalf of any Janus Fund or Clients, then the Investment Person must next receive written (email) approval from the Director of Research who will evaluate (i) whether or not there is any conflict of interest or questions of impropriety and (ii) if the Investment Person is also a research analyst and at the time of the request covers the security, the Director of Research shall ensure the analyst has it rated a "strong buy."

        3) If steps one and two above clear, then the Investment Person must request pre-clearance from Compliance via P*Trade. Compliance will verify steps one and two have been completed and then check the Restricted List and trading blotter to ensure no trades are pending.

If steps one, two and three above are all cleared, then pre-clearance will be granted and the Investment Person will have four (4) business days to execute the trade.

In addition to the pre-clearance requirements for Investment Personnel, Assistant Portfolio Managers must obtain prior written approval from the Portfolio Manager of the Janus Fund or advisory Client for which he or she is the Assistant Portfolio Manager. Assistant Portfolio Managers are also required to note on the Preclearance Form whether or not the security was recommended to Portfolio Managers for purchase or sale on behalf of any Janus Fund or advisory Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

NO AUTHORIZED PERSON MAY PRE-CLEAR A TRANSACTION IN WHICH SUCH PERSON HAS BENEFICIAL OWNERSHIP.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

General pre-clearance shall be obtained by all INTECH Access Persons from an authorized person from each of the following:

1. A designated Legal or Compliance Representative will present the personal investment to INTECH's Chief Compliance Officer ("CCO"), or INTECH's Chief Operating Officer ("COO") in the absence of the CCO, whereupon they will have an opportunity to object in writing. INTECH's CCO or INTECH's COO shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Pre-clearance Form.

2. A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of an INTECH Client (excluding JNS Clients).

3. The Director of Compliance, or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

NO AUTHORIZED PERSON MAY PRE-CLEAR A TRANSACTION IN WHICH SUCH PERSON HAS BENEFICIAL OWNERSHIP.

FOUR DAY EFFECTIVE PERIOD

Clearances to trade will be in effect for four (4) trading/business days from and including the day of first notification of approval. For stock purchase plans, exercise of Company Securities and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four (4) day effective period. It is necessary to re-pre-clear transactions not executed within the four-day effective period.

PRE-CLEARANCE OF STOCK PURCHASE PLANS

Access Persons (except Independent Trustees and Interested Trustees) who wish to participate in a stock purchase plan must pre-clear such trades via P*Trade prior to submitting notice of participation in such stock purchase plan to the applicable company. To pre-clear the trade, the Director of Compliance shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Access Persons (except Independent Trustees and Interested Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty (60) calendar days.

180 DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Investment Personnel shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 180 calendar days.

ONE DAY BEST PRICE RULE

Any Access Person (except Independent Trustees and Interested Trustees) who buys or sells a Covered Security within one (1) business day before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such Access Person and the least favorable price paid or received by a Client during such period.^1 The Ethics Committee has the authority by unanimous action to exempt any person from the one (1) day rule if such person is selling securities to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses. In order for the Ethics Committee to consider such exemption, the life event must occur within thirty (30) calendar days of the security transaction, and the person must provide written confirmation of the event.

--------------

        ^1 Personal purchases are matched against subsequent Client purchases and personal sales are matched against subsequent Client sales for purposes of this restriction. JNS Personnel trades will be matched against JNS Client trades and INTECH Personnel trades will be matched against INTECH Client trades.

THIRTY DAY BEST PRICE RULE

Any Investment Person who buys or sells a Covered Security within thirty (30) calendar days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.^2

SHORT SALES

Any Access Person (except Independent Trustees and Interested Trustees) who sells short a Covered Security that such person knows or should have known is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the pre-clearance process.

HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS

No Access Person (except Independent Trustees and Interested Trustees) may participate in hedge funds, investment partnerships, investment clubs or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must submit a Certification of Non-Influence and Non-Control Form to Compliance for approval. (See Non-Influence and Non-Control Accounts section below.) Such investments are typically Limited Public Offerings and are subject to pre-clearance.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

All Covered Persons (except Independent Trustees and Interested Trustees) must notify Compliance of each brokerage account and Janus Fund account in which they have Beneficial Ownership and must arrange for their brokers or financial institutions to provide to Compliance, within thirty (30) calendar days, duplicate account statements and confirmations showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial Ownership. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

Please note that even if such person does not trade Covered Securities in a particular brokerage or commodities account (e.g., trading non-Janus mutual funds in a Schwab account), the reporting of duplicate account statements and confirmations is required. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

Independent Trustees and Interested Trustees must notify Compliance of each Janus Fund account in which he or she has Beneficial Ownership, including any brokerage account through which Janus Fund shares are held, and must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial Ownership. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.


-------------------------

        ^2 Personal purchases are matched against subsequent Client purchases and personal sales are matched against subsequent Client sales for purposes of this restriction.

Covered Persons must immediately report to Compliance the opening of a reportable account, and certify annually thereafter, including the name of the firm and the name under which the account is carried. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose via P*Trade.

Certain transactions might not be reported through a brokerage account, such as private placements, inheritances or gifts. In these instances, Access Persons must report these transactions within ten (10) calendar days after the transaction using a Personal Securities Transaction Report as noted below.

----------------------------------------------------------------

Registered Persons of JD LLC are reminded that they must also inform any brokerage firm with which they open an account at the time the account is opened, that they are registered with JD LLC.

----------------------------------------------------------------

Non-Access Persons who engage in transactions of an aggregate of $25,000 or more in Covered Securities within a calendar year must provide Compliance with an Annual Transaction Report listing all such transactions in all accounts in which such person has Beneficial Ownership. Compliance will request this information annually via P*Trade and will spot check all or a portion of such transactions or accounts.

HOLDINGS REPORTS

Access Persons (except Independent Trustees and Interested Trustees) must submit to the Chief Compliance Officer or his designee via P*Trade, within ten (10) calendar days after becoming an Access Person, an Access Person Covered Securities/Janus Mutual Fund Holdings Disclosure Form which lists all Covered Securities beneficially held and any accounts through which such securities are maintained. In addition, persons designated Investment Personnel must provide a brief description of any positions held (e.g., Director, Officer, other) with for-profit entities other than Janus by submitting an Investment Person Directorship Disclosure Form. Every Access Person must submit an annual holdings report at least once each twelve month period. The reports must contain information current as of no more than forty-five (45) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

Access Persons (other than Independent Trustees) must submit via P*Trade a Personal Securities Transaction Report to the Chief Compliance Officer or other persons designated in this Code within ten (10) calendar days after any month end showing all transactions in Covered Securities for which confirmations known by such person were not timely provided to Janus, and all such transactions that are not effected in brokerage or commodities accounts, including without limitation non-brokered private placements, and transactions in securities that are in certificate form, which may include gifts, inheritances and other transactions in Covered Securities.

Independent Trustees and Interested Trustees must report a transaction in a Covered Security if such person knew, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen (15) day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of any Janus Fund for which such person acts as Trustee.

Such persons must promptly comply with any request of the Director of Compliance to Provide Transaction reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations when a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

The Rules shall not apply to any account, partnership or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons wishing to rely upon this provision are required to receive prior approval from the Ethics Committee. In order to request such approval, a Certification of Non-Influence and Non-Control Form must be submitted to Compliance via P*Trade. Note: Although a Covered Person may be given an exemption from the Rules for a certain account, such accounts are prohibited from purchasing securities in an initial public offering, Limited Public Offerings, and Company Securities except in accordance with these Rules; and he or she is required to provide Compliance with duplicate account statements and trade confirmations.

Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary capacity is not covered by these Rules as long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

In addition to the Pre-clearance Form, Pre-clearance Form for Company Securities, Personal Brokerage Account Disclosure Form, Access Person Covered Securities Disclosure Form, Investment Person Directorship Disclosure Form, Report of Personal Securities Transactions, Annual Transaction Report and
Certification of Non-Influence and Non-Control Form discussed above, the following forms (available through P*Trade) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

Each Covered Person must provide Compliance with an Acknowledgment of Receipt Form within ten (10) calendar days of commencement of employment or other services certifying that he or she has received a current copy of the Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their entirety. In addition, Compliance will provide all Covered Persons with a copy of any amendments to these Rules, and each Covered Persons must sign an acknowledgement of receipt of any material amendments.

ANNUAL CERTIFICATION FORM

Each  Covered   Person  must  provide   Compliance   annually   with  an  Annual
Certification Form certifying that he or she:

1.       Has received, read and understands the Rules.

2.       Has complied with the requirements of the Rules.

3. Has disclosed or reported all open brokerage account and Janus Fund accounts, personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

INVESTMENT PERSONS QUARTERLY TRANSACTION FORM

Each Investment Person must provide Compliance within ten (10) business days after any quarter end with a Quarterly Transaction Form. Investment Persons must certify whether he or she made directed transactions in Janus Mutual Funds based on knowledge of material non-public information.


TRUSTEE REPRESENTATION FORM

All Trustees must upon commencement of services and annually thereafter, provide Compliance with an Independent Trustee/Interested Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

--------------------------------------------------------------------------------
                                   GIFT POLICY
--------------------------------------------------------------------------------

Gifts may be given (or accepted) only if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. Only the Chief Compliance Officer or the Director of Compliance is authorized to grant a waiver of this policy. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all officers, directors and employees of Janus.
                                   GIFT GIVING

Neither you nor members of your immediate family may give any gift, series of gifts or other thing of value, ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships"). You are prohibited from giving cash, making loans and providing personal services on behalf of Janus, even if these fall within the above dollar limits. Additionally, Covered Persons should not make charitable contributions on behalf of a Client or financial intermediary unless it is clear that the contribution has been made by Janus. Charitable contributions made on behalf of or at the request of a Client or financial intermediary must be approved in advance by Compliance.


                                 GIFT RECEIVING

Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. You are prohibited from receiving cash, loans or personal services or special discounts unless such personal services or special discounts are available to all Covered Persons (i.e. a discount coupon from a retail store). A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $100 in any twelve (12) month period, you must immediately notify your manager. Managers who receive such notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of a registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any twelve (12) month period.

Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, Janus must pay for all travel and lodging expenses provided in connection with such activities. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

The solicitation of a Gift is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event be given to you).

                          CUSTOMARY BUSINESS AMENITIES

Customary business amenities are not considered Gifts so long as such amenities are business related (e.g., if you are accepting tickets to a sporting event, the offerer must go with you), reasonable in cost, appropriate as to time and place and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, greens fees, an invitation to a reception or cocktail party or comparable entertainment.


                             REPORTING REQUIREMENTS

You are required to report gifts/entertainment in excess of $100 from any one company. You are required to certify, at least annually, that any gifts and/or entertainment received from any one company were in accordance with the policy.



      GIFT / ENTERTAINMENT POLICY FOR INVESTMENT PERSONNEL

Investment Personnel may not receive more than $100 in gifts over the course of a calendar year from one brokerage firm. Gifts are things of value received where there was no direct meeting with the broker, e.g., a bottle of wine.

Investment Personnel may occasionally go to dinner or events (such as occasional meals, sporting events, theater/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable entertainment where the offerer is in attendance) with brokerage firms and companies (salespeople, analysts, traders etc.) subject to:

         1. Max $250 value per employee, and, if applicable, max $500 value for employee and employee's guest per single outing. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

         2. Aggregate value per year of all such benefits may not exceed $1,000 per company.

                             REPORTING REQUIREMENTS

Portfolio Managers, Research Analyst and Traders are required to report at least monthly gifts and/or entertainment received with a value greater than $100 from any one company.

GIFT / ENTERTAINMENT POLICY FOR TRUSTEES

Trustees may not receive more than $100 in gifts over the course of a calendar year from Janus. Gifts are things of value received where there was no direct meeting with Janus, e.g., a bottle of wine.

Trustees are prohibited from soliciting gifts or entertainment from Janus. Notwithstanding this prohibition, Trustees may pay for attendance at a Janus event. Trustees may attend Janus hosted events, (such as occasional meals, sporting events, theater/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable entertainment where Janus personnel are in attendance) subject to:

         1. Max $250 value per Trustee, per outing, and, if applicable, max $500 value for Trustee and Trustee's guest per single outing. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

         2.       Aggregate  value per year of all such  benefits may not exceed
                  $1,000.

The above limitations do not apply to meals served in conjunction with a board meeting.

                             REPORTING REQUIREMENTS

Trustees are required to certify, at least annually, that any gifts and/or entertainment received from Janus were in accordance with the policy.

--------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

No Covered Person (excluding Trustees) shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. All requests for approval must be submitted via P*Trade by submitting an Outside Employment Form. Registered Persons are reminded that prior approval must be given before any employment outside of Janus is accepted pursuant to JD LLC's Written Supervisory Procedures and applicable NASD rules.

--------------------------------------------------------------------------------
                           PENALTY GUIDELINES OVERVIEW
--------------------------------------------------------------------------------

Covered Persons who violate any of the requirements, restrictions or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Director of Compliance for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Five Day, Sixty Day, Thirty Day and 180 Day Rules are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

Upon learning of a potential deviation from, or violation of the Rules, the Director of Compliance will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or an inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

         o First Violation: The Chief Compliance Officer will send a memorandum of reprimand to the person and copy his or her Supervisor and department Vice President. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.

         o Second Violation (if occurs beyond 2yrs of 1st violation, first violation guidelines will apply): The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments or suspension of personal trading privileges for up to sixty (60) days. In addition, the Vice President of the employee's department, or in the case of Vice Presidents and above and Investment Personnel, the Chief Operating Officer, will be required to have an in person meeting with the employee to reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.

         o Third Violation (if occurs beyond 2 yrs of 2nd violation, second violation guidelines will apply): The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments or suspension personal trading privileges for up to ninety (90) days or termination of employment. In addition, the Vice President of the employee's department and the Chief Operating Officer will be required to have an in person meeting with the employee to reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.

In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may determine to impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by Janus and will be reported to Human Resources.

--------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

The Chief Compliance Officer and Director of Compliance are responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

To prevent violations of the Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

         1. Review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

         2. Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

         3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

         4.       Identify   all  Access   Persons  and  notify  them  of  their
                  responsibilities and reporting requirements;

         5. Write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

         6. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

                  1) Orienting Covered Persons who are new to Janus and the Rules; and

                  2) Further educating Covered Persons by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

To detect violations of these Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

         o        Implement   procedures  to  review  holding  and   transaction
                  reports, confirmations, forms and statements relative to applicable restrictions, as provided under the Code; and

         o Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

         Spot checks of certain information are permitted as noted under the Code.

                             COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon learning of a potential deviation from or violation of the Rules, the Director of Compliance shall report such violation to the Chief Compliance
Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Ethics Committee or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

The Chief Compliance Officer shall prepare a written report to the Ethics Committee and the Trustees at least annually. The written report to the Trustees shall include any certification required by Rule 17j-1. This report shall set forth the following information and shall be confidential:

o Copies of the Rules, as revised, including a summary of any changes made since the last report;

o Identification of any material issues arising under the Rules including material violations requiring significant remedial action since the last report;

o        Identification of any material conflicts arising since the last report;
         and

o Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

The Trustees must initially approve these Rules within the time frame required by Rule 17j-1. Any material changes to these Rules must be approved within six months.

                                     RECORDS

         Compliance shall maintain the following records on behalf of each Janus entity:

         o A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect;

         o A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;

         o Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information;

         o A list of all persons who are, or have been, required to submit reports pursuant to these Rules;

         o A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports; and

         o A copy of each report submitted to the Trustees pursuant to this Code.

         o A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in Limited Public Offerings for at least five years after the end of the fiscal year in which such approval was granted.

         o A record of all Acknowledgements of Receipt for each person who is, or within the past five years was, a Covered Person.


INSPECTION

The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

To the extent that any report, form acknowledgment or other document is required to be in writing and signed, such documents may be submitted by e-mail or other electronic form approved by Compliance. Any report filed with the Chief Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

The purpose of this Section is to describe the Ethics Committee. The Ethics Committee was created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

The Committee consists of Peter Boucher, Senior Vice President of Human Resources; Kelley Howes, Vice President, General Counsel of Janus Capital Management LLC; John Bluher, Executive Vice President, General Counsel and Chief Public Affairs Officer; Andy Iseman, Senior Vice President of Operations ; David Kowalski, Senior Vice President and Chief Compliance Officer; Susan Wold, Vice President and Director of Compliance; David Martin, Executive Vice President and Chief Financial Officer; and Andrea Young, Senior Vice President of Information Technology and Chief Technology Officer. The Director of Compliance currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time.

COMMITTEE MEETINGS

The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

Such other persons may attend a Committee meeting including INTECH personnel, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Director of Compliance with respect to the particular employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

         o The Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

         o The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

         o The terms or conditions upon which any such exemption is granted is evidenced in writing; and

         o The exempted person(s) agrees to execute and deliver to the Director of Compliance, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, describe such exemptions and the terms and conditions upon which it was granted.

The Committee  shall also have the authority by unanimous  action to impose such
additional   requirements  or  restrictions  as  it,  in  its  sole  discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

--------------------------------------------------------------------------------
                   GENERAL INFORMATION ABOUT THE ETHICS RULES
--------------------------------------------------------------------------------

DESIGNEES

The Director of Compliance and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.

                                   ENFORCEMENT

In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity in which a Covered Person is associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Trustees.

                                  INTERNAL USE

The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The
Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.

                                   APPENDIX A


                            Janus Capital Management
                              Janus Investment Fund
                               Janus Aspen Series
                              Janus Adviser Series
                                Janus World Funds

             Mutual Fund Holdings Disclosure Policies and Procedures
                     Adopted and Effective December 6, 2005


1.       Applicability and Statement of Policy

Janus Capital Management LLC's ("Janus") and Janus Investment Fund, Janus Aspen Series, Janus Adviser Series and Janus World Funds (collectively the "Funds") Mutual Fund Holdings Disclosure Policies and Procedures ("Policies and
Procedures") apply to disclosure of the Funds' portfolio holdings to all persons, including, without limitation, individual investors, intermediaries, third-party distributors, financial consultants, service providers, data aggregators and Janus' and/or the Funds' affiliates.

"Portfolio holdings" consists of a complete list of names of securities held by a Fund, or any subset thereof.

The Policies and Procedures are designed to be in the best interests of the Funds, protect the confidentiality of the Funds' portfolio holdings and to permit disclosure of non-public portfolio holdings where such disclosure is consistent with the antifraud provisions of the federal securities laws and a Fund's or adviser's fiduciary duties.

2.       Policies and Procedures for Disclosure of Portfolio Holdings

         A.       Public Disclosure of Portfolio Holdings on Janus' Website

        Janus generally posts on its website(s) a complete list of the equity and debt securities (excluding cash investments, derivatives and other investment positions) held in each Fund and the percentage weighting of each security on a periodic basis as described below. Janus may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the Fund(s).

        i. Non-money market fund portfolio holdings (except for short holding positions) as of monthend shall generally be available on the website(s) monthly with a 30 day lag, and shall be posted approximately two business days after month-end, except as may be permitted as described in Section 2.B.v., below. The portfolio holdings shall remain available on the website(s) until the following month's portfolio holdings are posted.

        Unless otherwise approved as described in Section 3., below, any dissemination of INTECH portfolio holdings information may contain only the names of portfolio securities and not number of shares and percentage weighting of the portfolio, except for top ten holdings as described in Section 2A.iii., below.

        ii. Money market fund portfolio holdings as of month-end shall generally be available on the website(s) monthly, and shall be posted approximately six business days after month-end. Such portfolio holdings shall remain available on the website(s) until the following month's portfolio holdings are posted.

        iii. Except as set forth below, the top 10 portfolio holdings (excluding any short holding positions) of each Fund in order of position size and as a percentage of the total portfolio shall be available on the website(s) monthly with a 30 day lag and quarterly with a 15 day lag, and shall be posted approximately two business days after the end of the applicable period. Such portfolio holdings information shall generally remain available on the website(s) until the following month's or quarter's information is posted, as applicable.

        As to the posting of top holdings as described above, only the top 5 holdings shall be available for the following Funds:

                  Janus Investment Fund:
                  Janus Twenty Fund
                  Janus Orion Fund
                  Janus Global Technology Fund
                  Janus Global Life Sciences Fund

                  Janus Adviser Series:
                  Forty Fund
                  Orion Fund

                  Janus Aspen Series:
                  Forty Portfolio
                  Global Technology Portfolio
                  Global Life Sciences Portfolio

                  Janus World Funds:
                  Twenty Fund
                  Global Technology Fund
                  Global Life Sciences Fund

         iv. Security breakdowns (for example, industry, sector, regional, market capitalization and asset allocation breakdowns) for all Funds shall be available on the website(s) quarterly with a 15 day lag, and shall be posted approximately two business days after the quarter end. The information shall remain available on the website(s) until information for the following quarter is posted.

         v. Specific portfolio level performance attribution analysis/statistics for all Funds shall be available to any person monthly upon request with a 30 day lag. Any release of this information shall not occur prior to the next day after the posting of complete portfolio holdings to the website(s).

Portfolio holdings information shall be deemed "public" on the next day after it is posted to the website or the day it is filed with the Securities and Exchange Commission (the "SEC").

         B.       Disclosure of Non-Public Portfolio Holdings

        The following describes circumstances in which non-public portfolio holdings information may be disclosed:

        i. Regulatory, Administrative and Judicial Requirements. The Funds' portfolio holdings may be disclosed in accordance with applicable securities law requirements, such as periodic disclosure in filings with the SEC. Janus may also disclose non-public portfolio holdings in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise comply with applicable law, whether or not such disclosures are required by law.

        ii. Certain Service Providers. Portfolio holdings may be disclosed for legitimate business purposes to certain persons, including, but not limited to:
(a) persons who are subject to the Janus Ethics Rules (such as Janus personnel);
(b) investment advisers, distributors, administrators, transfer agents and custodians to a Fund; and (c) accounting firms, auditing firms, or legal counsel retained by Janus, a Janus affiliate, a Fund or the Funds' Trustees. Disclosure of portfolio holdings pursuant to this section 2.B.ii. shall be subject to such persons' legal duty of confidentiality and legal duty not to trade on the basis of any material non-public information, as such duties are imposed by the Janus Ethics Rules, by written agreement, or under applicable laws, rules and regulations.

        iii. Other Service Providers. Janus may disclose portfolio holdings for legitimate business purposes to parties that provide services to Janus, Janus affiliates and/or the Funds. Such entities and persons include, but are not limited to, rating and ranking organizations, lenders, trade execution measurement systems providers, independent pricing services, proxy voting services, the Funds' insurers and computer systems service providers. Disclosure of portfolio holdings to a service provider shall be subject to a written agreement imposing a duty of confidentiality, including a duty not to trade on the basis of any material nonpublic information.

        iv. Broker-Dealers.  Portfolio holdings information and other investment
positions  may  be  provided  to   broker-dealers   in   connection   with  such
broker-dealers' trading of the Funds' securities on the Funds' behalf.

        v. Consultants and Others. Disclosure of non-public portfolio holdings may be provided to consultants, data aggregators, and asset allocation services which calculate information derived from holdings either for use by Janus or by firms that supply their analyses (but not the holdings themselves) to their clients. Disclosure of such portfolio holdings shall be subject to a written agreement imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information.

        vi. Other Transactions. Disclosure of portfolio holdings may be made to certain parties in certain transactions such as mergers and acquisitions of a Fund and redemptions in kind and to newly hired investment advisers prior to the time they commence duties to a Fund. Disclosure of portfolio holdings in these types of transactions shall be subject to a written agreement imposing a duty of confidentiality, include a duty not to trade on the basis of any material non-public information.

3.       Approval and Reporting of Disclosure of Non-Public Portfolio Holdings

Except for categories of disclosure contemplated by Section 2.B.i.,ii. iii. and iv., above, disclosure of nonpublic portfolio holdings in all other cases must be pre-approved by the Chief Compliance Officer or Janus' Operating Committee and may be permitted if a Fund has a legitimate business purpose, consistent with these policies and procedures. Such disclosure shall be subject to a written agreement imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information. The Chief Compliance Officer or Janus' Operating Committee may permit disclosure of non-public portfolio holdings provided the above referenced written agreement is either in place or in the process of being negotiated. In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in
Section 5, below.

4.       Form of Confidentiality Agreement

Any confidentiality agreements required or deemed appropriate pursuant to these Policies and Procedures should generally include provisions to the effect that:

        i. portfolio holdings are the confidential property of a Fund (and its service provider, as applicable) and may not be shared or used directly or indirectly for any purpose, including trading in Fund shares, except as provided in the confidentiality agreement;

        ii. the recipient of the portfolio holdings agrees to limit access to the portfolio information to its employees and agents who, on a need to know basis, are: (i) authorized to have access to the portfolio holdings; and (ii) subject to confidentiality obligations, including duties not to trade on nonpublic information; and

        iii. upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

5.       Monitoring and Reporting

        i. Monitoring. The Chief Compliance Officer or designee shall monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an agreement is entered into with a client to permit non-public portfolio holdings disclosure. On a periodic basis, the Chief Compliance Officer or his designee shall monitor appropriate business practices as deemed necessary to determine compliance with these Policies and Procedures. The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

        ii. Reporting. Any potential exceptions to, or violations of, these Policies and Procedures shall be promptly reported to the Chief Compliance Officer. If the Chief Compliance Officer deems that such matter constitutes a "material compliance matter" within the meaning of Rule 38a-1 under the 1940 Act, he shall report the matter to the Funds' Boards of Trustees in accordance with Rule 38a-1.

        iii. Amendments. Any changes to these Policies and Procedures shall be approved by the Janus Ethics Committee and material changes shall be approved by the Funds' Boards of Trustees.

        iv. Records. Janus shall maintain and preserve in an easily accessible place a copy of these Policies and Procedures (and any amendments thereto) and documentation supporting their implementation for a period of six years.

6.       Compensation

No Fund, affiliate or any other party shall receive compensation or other consideration for disclosing a Fund's portfolio holdings.

Revision Dates:
December 31, 2003
March 21, 2005
July 1, 2005
September 20, 2005
December 6, 2005

                                   APPENDIX B


      Janus Capital Management LLC Portfolio Holdings Disclosure Policy for
             Separately Managed Accounts and Commingled Portfolios
                     Adopted and Effective December 6, 2005

1. Applicability and Statement of Policy

Janus  Capital  Management  LLC's  ("Janus")   Separately  Managed  Account  and
Commingled Portfolio Disclosure Policies and Procedures ("Policies and Procedures") apply to disclosure of separately managed account, commingled account, wrap-separately managed account and subadvised fund (collectively, "Account") portfolio holdings information to all persons, including, without limitation, investors, intermediaries third-party distributors, financial consultants, service providers and data aggregators.

It is the policy of Janus to protect the confidentiality of Account portfolio holdings and prevent the selective disclosure of information regarding Account portfolio holdings that is not otherwise publicly available. Accordingly, Account portfolio holdings may not be disclosed except in accordance with these Policies and Procedures.

2.       Policies  and   Procedures   for   Disclosure  of  Portfolio   Holdings
         Information

         A. Disclosure of Portfolio Holdings to Current Clients

        i. For existing Account clients (or the consultant representing an account), portfolio holding information relating to the client's Account shall be available upon request with no lag. Specific portfolio level attribution analysis shall be available to such clients or consultants upon request as of the most recent month-end with no lag.

         B. Public Disclosure of Portfolio Holdings on Janus' Website and Dissemination of Representative Account Portfolio Holdings

Representative Account portfolio holdings information must be publicly available prior to dissemination to any party. Representative Account portfolio holdings information shall be deemed "public" on the next day after full portfolio holdings information is posted to Janus' website. Janus may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary.

        i. Unless otherwise approved as described in Section 3., below, any dissemination of portfolio holdings information related to Accounts sub-advised or advised by Enhanced Investment Technologies LCC (INTECH) may contain only the names of portfolio securities and not number of shares and percentage weighting of the portfolio, except for top ten holdings as described in Section 2.B.iii., below.

        ii. Full portfolio holdings for representative Accounts may be disseminated monthly with a 30 day lag to consultant databases, other "subscribed" entities and in RFPs, questionnaires, review books and finals presentations, except as may be otherwise permitted as described in Section 2.C.v., below.

        iii.  Top 10  holdings  with  portfolio  weightings  for  representative
Accounts may be disseminated quarterly with a 15 day lag to consultant databases, upon client request, and in marketing materials, quarterly review books, questionnaires and RFPs.

        iv. Specific portfolio level performance attribution analysis/statistics for representative Accounts may be disseminated monthly with a 30 day lag to consultant databases, upon client request, and in quarterly review books, questionnaires and RFPs.

        v. Security breakdowns (for example, industry, sector, regional, market capitalization and asset allocation breakdowns) for representative Accounts shall be available on the website(s) quarterly with a 15 day lag, and shall be posted approximately two business days after the quarter end. The information shall remain available on the website(s) until information for the following quarter is posted.

       C. Other Disclosure of Non-Public Portfolio Holdings


The following describes other circumstances in which non-public portfolio holdings information may be disclosed:

        i. Regulatory, Administrative and Judicial Requirements. Portfolio holdings may be disclosed in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise comply with applicable law, whether or not such disclosures are required by law.

        ii. Certain Service Providers. Portfolio holdings may be disclosed for legitimate business purposes to certain persons, including, but not limited to:
(a) persons who are subject to the Janus Ethics Rules (such as Janus personnel);
(b) investment advisers, distributors, administrators, transfer agents and custodians; and (c) accounting firms, auditing firms, or legal counsel retained by Janus or a Janus affiliate. Disclosure of portfolio holdings pursuant to this section 2.B.ii. shall be subject to such persons' legal duty of confidentiality and legal duty not to trade on the basis of any material non-public information, as such duties are imposed by the Janus Ethics Rules, by written agreement, or under applicable laws, rules and regulations.

        iii. Other Service Providers. Janus may disclose portfolio holdings for legitimate business purposes to parties that provide services to Janus or Janus affiliates. Such entities and persons include, but are not limited to, rating and ranking organizations, lenders, trade execution measurement systems providers, independent pricing services, proxy voting services, insurers and computer systems service providers. Disclosure of portfolio holdings to a service provider shall be subject to a written agreement imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information.

        iv. Broker-Dealers.  Portfolio holdings information and other investment
positions  may  be  provided  to   broker-dealers   in   connection   with  such
broker-dealers' trading of portfolio securities.

        v. Consultants and Others. Disclosure of non-public portfolio holdings may be provided to consultants, data aggregators, and asset allocation services which calculate information derived from holdings either for use by Janus or by firms that supply their analyses (but not the holdings themselves) to their clients. Disclosure of such portfolio holdings shall be subject to a written agreement imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information.

        vi. Other Transactions. Disclosure of portfolio holdings may be made to certain parties in certain transactions such as redemptions in kind. Disclosure of portfolio holdings in such transactions shall be subject to a written agreement imposing a duty of confidentiality, include a duty not to trade on the basis of any material non-public information.

3.       Approval and Reporting of Disclosure of Non-Public Portfolio Holdings

Except for categories of disclosure contemplated by Section 2.B.i.,ii. iii and iv., above, disclosure of nonpublic portfolio holdings in all other cases must be pre-approved by the Chief Compliance Officer or Janus' Operating Committee and may be permitted if there exists a legitimate business purpose, consistent with these policies and procedures. Such disclosure shall be subject to a written agreement imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information. The Chief Compliance Officer or Janus' Operating Committee may permit disclosure of non-public portfolio holdings provided the above referenced written agreement is either in place or in the process of being negotiated. In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in
Section 5, below.

4.       Form of Confidentiality Agreement

Any confidentiality agreements required or deemed appropriate pursuant to these Policies and Procedures should generally include provisions to the effect that:

        i. portfolio holdings are the confidential property of Janus (and its service provider, as applicable) and may not be shared or used directly or indirectly for any purpose, including trading in Account shares, except as provided in the confidentiality agreement;

        ii. the recipient of the portfolio holdings agrees to limit access to the portfolio information to its employees and agents who, on a need to know basis, are: (i) authorized to have access to the portfolio holdings; and (ii) subject to confidentiality obligations, including duties not to trade on nonpublic information; and

        iii. upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

5.       Monitoring and Reporting

        i. Monitoring. The Chief Compliance Officer or designee shall monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an agreement is entered into with a client to permit non-public portfolio holdings disclosure. On a periodic basis, the Chief Compliance Officer or his designee shall monitor appropriate business practices as deemed necessary to determine compliance with these Policies and Procedures. The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

         ii. Reporting. Any potential exceptions to, or violations of, these Policies and Procedures shall be promptly reported to the Chief Compliance Officer.

         iii. Amendments. Any changes to these Policies and Procedures shall be approved by the Janus Ethics Committee.

         iv. Records. Janus shall maintain and preserve in an easily accessible place a copy of these

Policies  and  Procedures  (and  any  amendments   thereto)  and   documentation
supporting their implementation for a period of six years.

6.       Compensation

Janus, affiliates or any other party shall not receive compensation or other consideration for disclosing Account portfolio holdings.


Revision Dates:
December 31, 2003
March 21, 2005
July 1, 2005
September 20, 2005
December 6, 2005